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Exhibit No. 3(i)

                     AMENDED ARTICLES OF INCORPORATION
                                    OF
                         INDUSTRIAL ECOSYSTEMS, INC.

    Pursuant to the provisions of Section 16-10a-1001 et. seq. of the Utah Revised Business Corporation Act, the undersigned corporation, hereinafter referred to as the "Corporation," hereby adopts the following Amended Articles of Incorporation:

     FIRST: The name of the Corporation is: Industrial Ecosystems, Inc.

     SECOND: The following Amended Articles of Incorporation were duly adopted by the board of directors and the shareholders of the corporation in accordance with Section 16-10a-1003 of the Utah Revised Business Corporation Act and supercede and replace the original Articles of Incorporation of the Corporation and all amendments thereto as on file with the Utah Division of Corporations and Commercial Code.

                                 ARTICLE I
                                   NAME

     The name of the Corporation shall be:  INDUSTRIAL ECOSYSTEMS, INC.

                                ARTICLE II
                            PURPOSE AND POWERS

     The Corporation is organized for the purpose or purposes of engaging in any lawful act or activity for which a corporation may be organized under the laws of the state of Utah and to exercise all powers permitted thereby.

                                ARTICLE III
                            AUTHORIZED SHARES

     The Corporation is authorized to issue a total of 125,000,000 shares, consisting of 25,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 100,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock").

                                  ARTICLE IV
                                CAPITAL STOCK

     (A) Common Stock. The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

            (i) the holders of the Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

            (ii) after payment of all liabilities the holders of the Common Stock shall be entitled to receive all of the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each; and


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          (iii) except as may otherwise be required by law or these Articles of Incorporation, each holder of Common Stock shall have one vote in respect to each share of Common Stock held by such holder on each matter voted upon by the shareholders; no shareholder shall be entitled to cumulate his vote for the election of directors or for any other reason.

     (B) Preferred Stock. The authority to issue the Preferred Stock shall be vested in the board of directors. Furthermore, the board of directors is vested with the authority to fix and determine the powers, qualifications, limitations, restrictions, designations, rights, preferences, or other variations of each class or series within each class which the Corporation is authorized to issue. The above-described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the board of directors sees fit.

                                  ARTICLE V
             TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS

     No contract or other transaction between the Corporation and any other firm or corporation shall be affected by the fact that a director or officer of the Corporation has an interest in, or is a director or officer of, such other firm or corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of the Corporation or any transaction in which the Corporation is a party or has an interest. Each person who is now or may become an officer or director of the Corporation is hereby relieved from liability that he or she might otherwise incur in the event such officer or director contracts with the Corporation, individually or in behalf of another corporation or entity, in which he or she may have an interest; provided, that such officer or director acts in good faith.

                                  ARTICLE VI
                            LIMITATION ON LIABILITY

     A director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty, except:

           (i) for any breach of a director's duty of loyalty to the Corporation or its shareholders;

           (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (iii) for liability arising from any action under section 16-10a-841 of the Utah Revised Business Corporation Act as it may from time to time be amended or any successor provision thereto; or

           (iv) for any transaction from which a director derived an improper personal benefit.

                                 ARTICLE VII
             INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

     The Corporation shall indemnify each director, and shall have the power to indemnify each officer, employee, or agent of the Corporation, and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he or she may be made an officer, employee, or agent of

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the Corporation, to the full extent permitted by the laws of the state of Utah now existing or as such laws may hereafter be amended.

     The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgements, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability, but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                                ARTICLE VIII
                         RIGHT TO ACQUIRE OWN SHARES

     The Corporation shall have the right to redeem, purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer, or otherwise dispose of its own shares to the extent of unreserved and unrestricted capital surplus available therefor.

                                 ARTICLE IX
                                 AMENDMENTS

     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions in its Articles of Incorporation from time to time in accordance with the laws of the state of Utah, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE X
                     ADOPTION OR AMENDMENT OF BYLAWS

     The bylaws of the Corporation shall be adopted by its board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the shareholders of the corporation may also alter, amend or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Utah Revised Business Corporation Act, as now existing or as hereafter amended, or these Articles of Incorporation.

                                 ARTICLE XI
                 REGISTERED OFFICE AND REGISTERED AGENT

     The address of the Corporation's registered office in the state of Utah is 3090 East 3300 South, Suite 400, Salt Lake City, Utah 84109. The name of its registered agent at such office is Taylor and Associates, Inc. Either the registered office or the registered agent may be changed in the manner provided for by law.

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                                ARTICLE XII
                             BOARD OF DIRECTORS

     The governing board of the Corporation shall be known as the board of directors, and the number of directors comprising the board of directors shall be fixed by the bylaws of the Corporation, provided that the number of directors shall not be less than three. The name and address of the members of the board of directors to serve until the next annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

     NAME               ADDRESS
     ----               -------
     Tom Jarnagin       450 Dondee Way, Suite 10, Pacifica, CA  94044

     Magaly Bianchini   450 Dondee Way, Suite 10, Pacifica, CA  94044

     Steven Justus      450 Dondee Way, Suite 10, Pacifica, CA  94044


     THIRD: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

            Class                     Number of Shares
            -----                     ----------------
            Common                        33,596,906

     FOURTH: That there were 208,887 shares present in person and 25,014,712shares represented by proxy at the Special Meeting of Shareholders and that a quorum of shareholders was present, that the meeting was duly called and noticed, and was properly convened for the transaction.

     FIFTH: The number of shares required to approve the Amended Articles of Incorporation was 12,611,801 shares.

     SIXTH: The Amended Articles of Incorporation were adopted by a vote of the shareholders in excess of the number of shares required to approve the Amended Articles of Incorporation.

     SEVENTH: The Amended Articles of Incorporation do not provide for any exchange, reclassification, or cancellation of issued shares.

     IN WITNESS WHEREOF, the foregoing Amended Articles of Incorporation have been executed this 19th day of April, 1999.

ATTEST:                              INDUSTRIAL ECOSYSTEMS, INC.
/s/Magaly Bianchini, Secretary        /s/Tom Jarnagin, President

State of Utah           )
                        : ss
County of Salt Lake     )

     On this 19th day of April, 1999, personally appeared before me, the undersigned, a notary public, Tom Jarnagin and Magaly Bianchini, who being by me duly sworn did state, each for himself, that he Tom Jarnagin is the President, and that she Magaly Bianchini is the Secretary of Industrial Ecosystems, Inc., a Utah corporation, that they signed the foregoing Amended Articles of Incorporation on behalf of the corporation by authority of its board of directors and that the statements contained therein are true. /s/sic., Notary Public
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                             ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           INDUSTRIAL ECOSYSTEMS, INC.

Pursuant to the provisions of the Laws of the State of Utah, Business Corporation Act, the undersigned corporation adopts the following articles of amendment to the articles of incorporation.

1. To authorize the increase of authorized common share from 25,000,000 to 100,000,000 shares par value $0.001.

2. To delete the 10,000,000 shares of Class B Cumulative convertible preferred stock with a par value of one dollar.

These amendments of the articles of Incorporation were adopted by a quorum of shareholders of the corporation March 1, 1994. There are 250,000 outstanding shares, of which 172,125 share voted for the amendment and 0 against.

Dated the 5th day of March, 1994.

By: /s/Paul Parshall, Incorporator, President and Director



[State of Utah
Department of Commerce
Division of Corporation and Commercial Code

I Hereby certify that the foregoing has been filed and approved on this 7th of Mar, 94 in the office of this Division and hereby issue this Certificate thereof.

Examiner: /s/BS     Date: 3/11/94]

[SEAL -  /s/Korla T. Woods, Division Director]

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                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                     OF
                      AGRI WORLD TRADE DEVELOPMENT CORP.

Pursuant to the provisions of the Laws of the State of Utah, Business Corporation Act, the undersigned corporation adopts the following articles of amendment to the articles of incorporation.

1. To amend the name of the corporation to INDUSTRIAL ECOSYSTEMS, INC. from AGRI WORLD TRADE DEVELOPMENT CORP.

2. To authorize a reverse stock split of its common stock one share for each two thousand, reducing the issued and outstanding shares from 500,000,000 to 250,000 and reduce the authorized common share form 5,000,000,000 to 2,500,000 shares.

3. To authorize the increase of authorized common shares from 2,500,000 to 25,000,000 shares par value .001.

4. The authorization of 10,000,000 shares of class B cumulative convertible preferred stock with a par value of one dollar.

5. To change the address of the company to 80 Eureka Square, Suite 128, Pacifica, CA 94044.

These amendments of the articles of Incorporation were adopted by a quorum of shareholders of the corporation January 18, 1994. There are 500,000,000 outstanding shares, of which 344,250,000 shares voted for the amendment, and 0 against.

Dated this 18th day of January, 1994

By: /s/Paul L. Parshall, Incorporator    President and Director


[State of Utah
Department of Commerce
Division of Corporation and Commercial Code

I Hereby certify that the foregoing has been filed and approved on this 20th of Jan, 94 in the office of this Division and hereby issue this Certificate thereof.

Examiner: /s/BS     Date: 1/20/94]

[SEAL -  /s/Korla T. Woods, Division Director]

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                         ARTICLES OF INCORPORATION
                                    OF
                             AGRI WORLD TRADE
                             DEVELOPMENT CORP.

Pursuant to the Utah Business Corporation Act, the undersigned desiring to form a corporation for profit, do hereby state the following:

First: The name of said corporation shall be Agri World Trade Development
Corp.

Second: The purpose for which this corporation is formed is to acquire the assets and certain liabilities, subject to Director approval, of its predecessor corporations of the same name incorporated in the State of Utah on December 22, 1983, and engage in any lawful business within the United States of America.

Third: The number of shares which the corporation is authorized to have outstanding is Five Billion (5,000,000,000) common shares of par value $0.000001 per share.

Fourth:  The name and address of the incorporator is:

                        Paul L. Parshall, C.E.O.
                     I.I.S., Ltd. (a Utah Corporation)
                          106 Heischman Ave.
                       Worthington, Ohio 43085

Fifth: The place in Utah where the corporation's initial registered agent is located at: Denton C. Linton, 2845 Bonnie Brae, Salt Lake City, Utah 84124.

                         By:/s/Denton C. Linton

In witness whereof, I have hereunto subscribed my name this First day of July, Nineteen Hundred Ninety-three.

                  By:/s/Paul L. Parshall, Incorporator
                                  President
                                 I.I.S., Ltd.
                             106 Heischman Ave.
                            Worthington, Ohio 43085
                                (614) 888-6200

[State of Utah
Department of Commerce
Division of Corporation and Commercial Code

I Hereby certify that the foregoing has been filed and approved on this 13th of Jul, 93 in the office of this Division and hereby issue this Certificate thereof.

Examiner: /s/J. Smullin  Date: 7-13-93]

[SEAL - /s/Korla T. Woods, Division Director]